UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 17, 2017

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-09764 (Commission File Number)	11-2534306 (IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of principal executive offices) (Zip code)

(203) 328-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 17, 2017, Harman International Industries, Incorporated, a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) in connection with its previously announced entry into the Agreement and Plan of Merger, dated as of November 14, 2016 (as it may be amended from time to time, the “Merger Agreement”), with Samsung Electronics Co., Ltd., a Korean corporation (“Samsung”), Samsung Electronics America, Inc., a New York corporation and wholly owned subsidiary of Samsung (“Samsung USA”), and Silk Delaware, Inc., a Delaware corporation and wholly owned subsidiary of Samsung USA (“Merger Sub”) pursuant to which (and subject to the terms and conditions thereof) Merger Sub will be merged with and into the Company (the “Merger”), and each outstanding share of common stock, par value $0.01 per share, of the Company, other than shares owned by the Company, any wholly owned subsidiary of the Company, Samsung, Samsung USA or Merger Sub, or by stockholders who have properly exercised and perfected appraisal rights under Delaware law, will be converted into the right to receive $112.00 in cash, without interest and less any applicable withholding taxes. Adoption of the Merger Agreement at the Special Meeting required the affirmative vote of the holders of at least a majority of the shares of the Company’s common stock outstanding as of the close of business on January 10, 2017 (the “record date”) and entitled to vote in accordance with Delaware law. On the record date, there were 69,883,605 shares of the Company’s common stock outstanding.

At the Special Meeting, a total of 49,460,322 shares of the Company’s common stock were present or represented by proxy at the meeting, representing 70.78% of the shares of common stock outstanding as of the record date.

At the Special Meeting, the proposals submitted for a vote of the Company’s stockholders and the related voting results were as follows.

Proposal No. 1: The proposal to adopt the Merger Agreement was approved by the Company’s stockholders based on the following votes:

Number of Votes
For	46,921,832
Against	2,107,178
Abstain	431,312
Broker Non-Votes	—

Approval of the proposal to adopt the Merger Agreement was one of the conditions to the closing of the Merger set forth in the Merger Agreement.

Proposal No. 2: The proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the Company’s named executive officers in connection with the Merger was not approved by the Company’s stockholders based on the following votes:

Number of Votes
For	14,024,418
Against	35,154,998
Abstain	280,906
Broker Non-Votes	—

Proposal No. 3: The proposal to approve the adjournment of the Special Meeting if necessary or appropriate, including to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement, was approved by the Company’s stockholders based on the following votes:

Number of Votes
For	44,799,570
Against	4,450,712
Abstain	210,040
Broker Non-Votes	—

For more information on the proposals considered at the Special Meeting, see the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on January 20, 2017, the relevant portions of which are incorporated herein by reference.

Item 8.01	Other Events.

As previously disclosed, the parties filed a joint voluntary notice under Section 721 of the Defense Production Act of 1950, as amended, with the Committee on Foreign Investment in the United States (“CFIUS”) that was accepted on January 11, 2017. On February 9, 2017, the Company received clearance from CFIUS to proceed with the Merger.

Also as previously disclosed, on December 19, 2016, the Company received notice from the U.S. Federal Trade Commission that it had granted early termination, effective immediately, of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for the Merger. In addition, the Company has also received the required authorizations or approvals for the Merger under the antitrust or competition laws of Brazil, Columbia, Japan, Russia and Taiwan.

The Merger remains subject to other customary closing conditions, including certain regulatory approvals in China, the European Union, the Republic of Korea and South Africa. The parties continue to expect the Merger to close by mid-2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harman International Industries, Incorporated (Registrant)

Date: February 17, 2017	/s/ Todd A. Suko
Todd A. Suko
Executive Vice President and General Counsel